SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|X|  Preliminary Proxy Statement        |_|  Confidential, For Use of the
                                             Commission Only (as permitted
|_|  Definitive Proxy Statement              by Rule 14a-6(e)(2))

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                         INDIVIDUAL INVESTOR GROUP, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:
          ________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
          ________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:
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     |_| Fee paid previously with preliminary materials:
          ________________________________________________________________

     |_| Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
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-----------------------
     * Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                              PRELIMINARY COPIES

                         INDIVIDUAL INVESTOR GROUP, INC.
                                125 Broad Street
                                   14th Floor
                            New York, New York 10004
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held June 22, 1999
                              --------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Individual Investor Group, Inc. ("Company") will be held at the offices of counsel to the Company, Graubard Mollen & Miller, 600 Third Avenue, 32nd Floor, New York, New York, on Tuesday, June 22, 1999, at 10:00 a.m. local time, for the following purposes:

     1. To elect one director of the Company for a term of three years and until his successor is elected and qualified;

     2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock; and

     3. To transact such other business as may properly come before the meeting, or any or all postponement(s) or adjournment(s) thereof.

         Only stockholders of record at the close of business on April 29, 1999, will be entitled to notice of, and to vote at, the meeting and any postponement(s) or adjournment(s) thereof.

         You are urged to read the attached Proxy Statement, which contains information relevant to the actions to be taken at the meeting. In order to assure the presence of a quorum, whether or not you expect to attend the meeting in person, please sign and date the accompanying Proxy Card and mail it promptly in the enclosed addressed, postage prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

                                  By Order of the Board of Directors



                                  Henry G. Clark
                                  Secretary


New York, New York
May __, 1999

                         INDIVIDUAL INVESTOR GROUP, INC.

                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 22, 1999


         This Proxy Statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by the Board of Directors of Individual Investor Group, Inc. ("Company") to be used at the Annual Meeting of Stockholders of the Company to be held on June 22, 1999, and any postponements or adjournments thereof ("Annual Meeting"). The matters to be considered at the Annual Meeting are set forth in the attached Notice of Annual Meeting.

         The proxy will be voted (or withheld from voting) in accordance with any specifications made. Where no specifications are indicated, the proxies will vote "FOR" the nominee for director as described below under Proposal 1, "FOR" the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock as described below under Proposal 2, and, in the discretion of the proxy holders, on any other business properly coming before the meeting and any postponement(s) or adjournment(s) thereof. A proxy may be revoked by giving notice to the Secretary of the Company in person, or by written notification actually received by the Secretary, at any time prior to its being exercised.

         The Company's executive offices are located at 125 Broad Street, 14th Floor, New York, New York 10004. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about May __, 1999.

                                VOTING SECURITIES

         The Board of Directors has fixed the close of business on April 29, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all postponement(s) or adjournment(s) thereof. As of April 29, 1999, the Company had issued and outstanding [8,942,297] shares of Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his, her or its name on the record date. The presence, in person or by proxy, of a majority of all of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes").

         The election of the director requires a plurality vote of those shares of Common Stock voted at the Annual Meeting with respect to the election of the director. "Plurality" means that the individual who receives the largest number of votes cast "FOR" is elected as a director. Consequently, any shares of Common Stock not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted in such nominee's favor.

         The approval of the amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote. Because this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock, abstentions as to this matter (which are considered present and entitled to vote on the matter) and shares of Common Stock considered present, but not entitled to vote on this matter (because of a broker non-vote), will have the same effect as a vote against this proposal.

         All other matters to be voted on will be decided by the affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares of Common Stock held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

         The following table sets forth certain information as of April 29, 1999, with respect to the Common Stock ownership of (i) those persons or groups known to beneficially own more than 5% of the Company's voting securities, (ii) each director and director-nominee of the Company, (iii) each current executive officer whose compensation exceeded $100,000 in the 1998 fiscal year, and (iv) all current directors and executive officers of the Company as a group.

Name of Beneficial Owner          Amount and Nature of        Percent of Class
                                  Beneficial Ownership(1)   of Voting Securities
                                  -----------------------   --------------------
Jonathan L. Steinberg                3,331,809(2)                34.8%
Wise Partners,  L.P.                 1,781,133(3)                19.9%
Saul P. Steinberg                    1,288,090(4)                17.8%
Reliance Financial Services
  Corporation                          666,666(5)                 7.5%
Great American Insurance
  Company                              471,698(6)                 5.0%
Great American Life Insurance
  Company                              471,698(7)                 5.0%
Henry G. Clark                          31,249(8)                  *
S. Christopher Meigher III              10,000(9)                  *
Bruce L. Sokoloff                       56,000(10)                 *
Peter M. Ziemba                         30,000(11)                 *
All directors and executive          3,459,058(12)               35.7%
   officers as a group (7 persons)

     ----------------------------------------
*    Less than 1%.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The information concerning the stockholders is based upon information furnished to the Company by such stockholders. Except as otherwise indicated, all of the shares of Common Stock are owned of record and beneficially and the persons identified have sole voting and investment power with respect thereto.

(2) Includes 1,781,133 shares of Common Stock owned by Wise Partners, L.P., of which Mr. Jonathan L. Steinberg is the general partner. (See Note 3.) Includes 646,666 shares of Common Stock issuable upon options exercisable within the next 60 days. Does not include 33,334 shares of Common Stock issuable upon exercise of options which are not currently exercisable and which will not become exercisable within the next 60 days. The business address of Jonathan L. Steinberg is 125 Broad Street, New York, New York 10004.

(3) Wise Partners, L.P., a New York limited partnership, of which Jonathan L. Steinberg is the general partner and Saul P. Steinberg is the limited partner. The business address of Wise Partners, L.P. is c/o Jonathan L. Steinberg, 125 Broad Street, 14th Floor, New York, New York 10004.

(4) Includes 666,666 shares of Common Stock owned by Reliance Insurance Company, an indirect wholly owned subsidiary of Reliance Group Holdings, Inc. ("Reliance Group"). (See Note 5.) Approximately 43.7% of the common stock of Reliance Group is beneficially owned by Saul P. Steinberg, members of his family and affiliated trusts. As a result of his stockholdings in Reliance Group, Saul P. Steinberg may be deemed to control Reliance Group and to beneficially own the shares of Common Stock owned by Reliance Insurance Company. Saul P. Steinberg is the father of Jonathan Steinberg and brother-in-law of Bruce L. Sokoloff. Excludes shares of Common Stock owned by Wise Partners, L.P., of which Saul P. Steinberg is the limited partner. (See Note 2.) The business address of Saul P. Steinberg is Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055.

(5) Includes 666,666 shares of Common Stock owned by Reliance Insurance Company. Reliance Financial Services Corporation is the direct parent company of Reliance Insurance Company. Reliance Insurance Company has sole voting power and sole investment power over the shares of Common Stock listed. (See Note 4.) The business address of Reliance Financial Services Corporation is Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055.

(6) Includes 471,698 shares of Common Stock issuable upon conversion of 5,000 shares of currently convertible Series A Preferred Stock held by Great American Insurance Company. Its business address is 580 Walnut Street, Cincinnati, Ohio 45202.

(7) Includes 471,698 shares of Common Stock issuable upon conversion of 5,000 shares of currently convertible Series A Preferred Stock held by Great American Life Insurance Company. Its business address is 250 East Fifth Street, Cincinnati, Ohio 45202.

(8) Includes 1,000 shares of Common Stock held by Mr. Clark's spouse and 28,249 shares of Common Stock issuable upon the exercise of options exercisable within the next 60 days. Does not include 86,751 shares of Common Stock issuable upon exercise of options which are not currently exercisable and which will not become exercisable within the next 60 days.

(9) Includes 10,000 shares of Common Stock issuable upon the exercise of options exercisable within the next 60 days. Does not include 20,000 shares of Common Stock issuable upon exercise of options which are not currently exercisable, and which will not become exercisable within the next 60 days.

(10) Includes 40,000 shares of Common Stock issuable upon the exercise of options exercisable within the next 60 days. Does not include 20,000 shares of Common Stock issuable upon exercise of options which are not currently exercisable and which will not become exercisable within the next 60 days.

(11) Includes 30,000 shares of Common Stock issuable upon the exercise of options exercisable within the next 60 days. Does not include 20,000 shares of Common Stock issuable upon exercise of options which are not currently exercisable and which will not become exercisable within 60 days.

(12) Includes 754,915 shares of Common Stock issuable upon the exercise of options exercisable within the next 60 days. Does not include 580,085 shares of Common Stock issuable upon exercise of options which are not currently exercisable and which will not become exercisable within the next 60 days. Also includes 1,781,133 shares of Common Stock owned by Wise Partners, L.P. of which Jonathan L. Steinberg is the general partner.


                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes, each of which serves for a term of three years, with only one class of directors being elected in each year. The term of the third class of directors, consisting of S. Christopher Meigher III, will expire on the date of this year's Annual Meeting. The term of the first class of directors, consisting of Jonathan L. Steinberg, will expire in 2000 and the term of the second class of directors, consisting of Bruce L. Sokoloff and Peter M. Ziemba, will expire in 2001. In each case, each director serves from the date of his election until the end of his term and until his successor is elected and qualified.

         One person will be elected at the Annual Meeting to serve as a director for a term of three years. The Company has nominated S. Christopher Meigher III as the candidate for election. Unless authority is withheld, the proxies solicited by management will be voted "FOR" the election of this nominee. In case the nominee becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

Information About Nominee

         S. Christopher Meigher III is 52 years old and has served as a director of the Company since June 1998. Mr. Meigher has served as Chief Executive Officer of Meigher Communications, L.P., a magazine publisher, for more than 5 years. Prior thereto, Mr. Meigher was employed by Time, Inc. for 23 years and served in numerous senior management positions, including serving as President of Time Inc.'s New York Magazine Division from 1990 to 1992.

Information About Other Directors

         Each of the directors named in the following table will continue in office after the Annual Meeting and until his term expires in the year indicated and his successor is elected and qualified:


Name                          Age         Term       Served as Director   Principal Occupation
                                       Expires In           Since
-----------------------       ---      -----------   ------------------   --------------------------------
Jonathan L. Steinberg          34         2000              1988          Chairman of the Board and Chief
                                                                          Executive Officer of the Company
Bruce L. Sokoloff              50         2001              1989          Senior Vice President - Administration,
                                                                          Reliance Group Holdings, Inc.
Peter M. Ziemba                41         2001              1996          Partner, Graubard Mollen & Miller

         Jonathan L. Steinberg founded the Company and has served as Chairman of the Board of Directors of the Company since October 1988. Mr. Steinberg also served as President from October 1988 to July 1994 and Treasurer of the Company from October 1988 to June 1996. In addition, Mr. Steinberg is the Editor-in-Chief of each of the Company's publications. From August 1986 to August 1988, Mr. Steinberg was employed as an analyst in the Mergers and Acquisitions Department of Bear, Stearns & Co. Inc., an investment banking firm. Mr. Steinberg is a nephew by marriage of Bruce L. Sokoloff, a director of the Company.

         Bruce L. Sokoloff has served as Senior Vice President - Administration of Reliance Group Holdings, Inc., the holding company for several insurance and financial services corporations, for more than five years and has been employed at Reliance Group Holdings, Inc. since 1973. Mr. Sokoloff is an uncle by marriage of Jonathan L. Steinberg.

         Peter M. Ziemba is an attorney and has been a partner of the law firm Graubard Mollen & Miller for more than five years and has been employed there since 1982. Graubard Mollen & Miller is outside general counsel to the Company.

Other Executive Officers

Name                                Age      Position
---------------------              ----      -----------
Brette E. Popper                     41      President and Chief Operating
                                              Officer

Gregory E. Barton                    37      Vice President - Business and
                                              Legal Affairs and General Counsel

Henry G. Clark                       54      Vice President - Finance and
                                              Secretary

         Brette E. Popper has been President and Chief Operating Officer since September 1998. From March 1998 until she joined the Company, Ms. Popper was engaged as a marketing, advertising and management consultant by several publishing companies. From January 1997 until February 1998 she served as President of Quest Magazine and Vice President Business Development for Meigher Communications, L.P., for whom she had performed consulting services since September 1996. From 1985 until August 1996, Ms. Popper held various advertising sales and management positions at USA Weekend, a division of Gannett Co., Inc., including serving as President and Publisher of USA Weekend from October 1990 to August 1996.

         Gregory E. Barton has been Vice President-Business and Legal Affairs and General Counsel since September 1998. From September 1996 until August 1998, Mr. Barton served as Vice President-Corporate and Legal Affairs and General Counsel of Alliance Semiconductor Corporation, a manufacturer of integrated circuits, and from May 1995 until September 1996 served as General Counsel of Alliance. From 1986 to 1993, Mr. Barton had been an associate in the New York office of the law firm Gibson, Dunn & Crutcher.

         Henry G. Clark has been Vice President-Finance and Secretary since
June 1998 and was Controller from November 1995 until June 1998. From January 1995 until October 1995 Mr. Clark was a self-employed financial consultant. Mr. Clark was Chief Financial Officer/Controller of Seventh Generation, Inc. from July 1990 to March 1992 and then again from May 1993 to December 1994. Mr. Clark is a Certified Public Accountant.

Board of Directors' Meetings and Committees

         During 1998, the Board of Directors met ten times and acted by unanimous consent on four occasions. The Company has standing audit and stock option committees of the Board of Directors. The Company does not have a standing nominating committee.

         The audit committee was established in June 1996 and is currently comprised of Bruce L. Sokoloff and Peter M. Ziemba. The function of the audit committee is to recommend annually to the Board of Directors the appointment of the independent auditors of the Company; review with the independent auditors the scope of the annual audit and review their report relating thereto; review with the independent auditors the accounting practices and policies of the Company; review with the internal accountants and independent auditors the overall accounting and financial controls of the Company; be available to independent auditors during the year for consultation; and review related party transactions by the Company on an ongoing basis and review potential conflicts of interest situations where appropriate. The audit committee held two meetings in 1998.

         The stock option committee of the Board of Directors is responsible for administering the Company's 1991 Stock Option Plan ("1991 Plan"), the 1993 Stock Option Plan ("1993 Plan") and 1996 Performance Equity Plan ("1996 Plan"), each of which is discussed below. The stock option committee currently consists of Jonathan L. Steinberg and Bruce L. Sokoloff. During 1998, the stock option committee met once and acted by unanimous written consent on numerous occasions.

Director Compensation

         Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for all reasonable costs incurred in attending meetings of the Board of Directors. Pursuant to the 1996 Plan, directors who are not employees of the Company receive automatic grants of stock options upon their election or appointment as a director and upon each re-election as a director. Each stock option is for 30,000 shares of Common Stock and vests at the rate of 10,000 shares of Common Stock per year after an equal period of service, and once vested, remain exercisable until the tenth anniversary of the date of grant unless the director ceases to be a director for reason other than death, in which case a shorter exercise period may apply. Each option is exercisable per share at the fair market value per share on the date of grant. Notwithstanding the foregoing, if the director eligible for an award of a stock option is re-elected as a director and has not yet served as a director of the Company for a term of three full years, the award of the stock option will be modified as follows: (A) the number of shares of Common Stock that may be acquired under the stock option will be reduced to (1) 20,000 shares of Common Stock if the director has served as a director more than two years, but less than three years, (2) 10,000 shares of Common Stock if the director has served as a director more than one year, but less than two years, and (3) if the director has served less than one year as a director, no stock option will be awarded; and (B) the stock option will be exercisable by the director as to 10,000 shares of Common Stock on each of the second and third anniversaries of his re-election or re-appointment as a director if the stock option represents the right to acquire 20,000 shares of Common Stock and the stock option will be exercisable by the director as to 10,000 shares of Common Stock on the third anniversary of his re-election or re-appointment as a director if the stock option represents the right to acquire 10,000 shares of Common Stock.

         Upon his election as a director on June 17, 1998, S. Christopher Meigher III was granted ten-year options to purchase up to 30,000 shares at $4.375 per share, which vest at the rate of 10,000 shares of Common Stock on June 17 in each of 1999, 2000 and 2001. On June 21, 1995, prior to adoption of the 1996 Plan, Bruce L. Sokoloff was granted ten-year options to purchase 30,000 shares of Common Stock at $5.75 per share, which vest at the rate of 10,000 shares of Common Stock on June 21 in each of 1996, 1997 and 1998. Upon his re-election on June 17, 1998, Mr. Sokoloff was granted ten-year options to purchase up to 30,000 shares of Common Stock at $4.375 per share, which vest at the rate of 10,000 shares of Common Stock on June 17 in each of 1999, 2000 and 2001. Upon his election as a director on June 19, 1996, Peter M. Ziemba was granted ten-year options to purchase 30,000 shares of Common Stock at $10.50 per share, which vest at the rate of 10,000 shares of Common Stock on June 19 in each of 1997, 1998 and 1999. Upon his re-election on June 17, 1998, Mr. Ziemba was granted ten-year options to purchase up to 20,000 shares of Common Stock at $4.375 per share, which vest at the rate of 10,000 shares of Common Stock on June 17 in each of 2000 and 2001.

         On December 23, 1998, the Board of Directors determined to grant replacement options to the non-employee directors, subject to cancellation of their existing options. The replacement options entitle the holders to purchase the same number of shares of Common Stock as the old options, at an exercise price of $2.00 per share (the fair market value of the Common Stock on the date of grant), and are subject to an identical vesting schedule, except that the new options are not exercisable prior to June 23, 1999. The new options expire on the same dates as the old options, except that once exercisable, the new options remain exercisable for the balance of their term, notwithstanding that the holder may no longer serve as a director.

Executive Compensation

         The following table sets forth the compensation for the past three fiscal years ended December 31, 1998, for the Company's Chief Executive Officer and each other executive officer whose compensation exceeded $100,000 for the fiscal year ended December 31, 1998.

------------------------------------------------------------------------------------------------------------------------
                                              SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------
                                                              Annual Compensation          Long-Term Compensation
                                                           -------------------------------------------------------------
                                                                                       Number of         All Other
Name and Principal Position                        Year       Salary ($)   Bonus ($)  Options(1) (#)  Compensation ($)
------------------------------------------------------------------------------------------------------------------------
Jonathan L. Steinberg,                             1998          230,000     --           --                --
  Chief Executive Officer                          1997          230,000     --           --                --
                                                   1996          160,000     --         100,000             --
------------------------------------------------------------------------------------------------------------------------
Henry G. Clark                                     1998          113,083     --          75,000             --
  Vice President-Finance and Secretary             1997           90,000    9,000        10,000             --
                                                   1996           80,000     --          20,000             --
------------------------------------------------------------------------------------------------------------------------
Robert H. Schmidt,                                 1998          104,415     --              --           51,500
  formerly President and Chief Operating           1997          222,927     --          80,000             --
  Officer(2)                                       1996          210,427     --          80,000             --
------------------------------------------------------------------------------------------------------------------------

(1) Does not include options that were granted or amended in 1998 pursuant to the November 1998 Repricing discussed elsewhere in this Proxy Statement.

(2) Mr. Schmidt served as President and Chief Operating Officer until May 1998. See "Compensation Arrangements for Former Executive Officers" below.

Compensation Arrangements for Current Executive Officers

         Jonathan L. Steinberg does not have a written employment agreement and since 1997 he has received an annual base salary of $230,000.

         The Company employs Brette E. Popper pursuant to a written employment agreement expiring on December 31, 1999. Ms. Popper's annual base salary is $225,000. In addition, the Company agreed to pay Ms. Popper a bonus equal to her base salary in respect of the first fiscal year during the term of her agreement for which the Company reports a pre-tax income of $1.00 or greater, after deduction for bonuses payable to employees (other than the Company's Chief Executive Officer, but including her bonus). Ms. Popper agreed to certain restrictive covenants restricting her from engaging in competition with the Company for a period of one year after the cessation of her employment. In connection with her employment, on September 14, 1998, the Company granted to Ms. Popper ten-year options to purchase 250,000 shares of Common Stock exercisable at $1.1875 (the fair market value of the Common Stock on the date of grant). The options vest as to 62,500 shares on September 14 in each of 1999, 2000, 2001 and 2002. The options provide that the event of a change in control of the Company, all options not yet vested shall vest and become immediately exercisable. The Company also agreed to file a registration statement on Form S-8 to register the shares underlying the options by September 14, 1999.

         The Company employs Gregory E. Barton pursuant to a written employment agreement which provides for an annual base salary of $200,000. Mr. Barton also received a $5,000 bonus effective upon the first day of his employment. Although the agreement does not have a specific term of employment, if, within the first year of employment, Mr. Barton is either terminated without cause or his job responsibilities or titles are materially diminished and he resigns, the Company agreed to pay Mr. Barton a severance payment equal to six month's salary. In connection with his employment, on September 14, 1998, Mr. Barton was granted ten-year options to purchase 150,000 shares of the Company's Common Stock with an exercise price of $1.1875 per share (the fair market value of the Common Stock on the date of the grant). The options vest as to 37,500 shares on September 14 in each of 1999, 2000, 2001 and 2002. In the event of a change of control of the Company, all options not yet vested shall vest and become immediately exercisable.

         Henry G. Clark does not have a written employment agreement and he presently receives an annual base salary of $125,000.

Compensation Arrangements for Former Executive Officers

         The Company formerly employed Robert H. Schmidt as President and Chief Operating Officer pursuant to an employment agreement expiring July 27, 1998, which was renewable for successive one-year periods automatically unless terminated under the notice provisions set forth in the agreement. Mr. Schmidt's annual base compensation at the time his employment ceased was $212,500. The Company also was obligated to pay for life insurance benefits for Mr. Schmidt up to an annual premium amount of $10,000. The agreement contained a non-competition provision for a period of one year following cessation of employment. Mr. Schmidt and the Company agreed to end Mr. Schmidt's employment as of June 15, 1998, pursuant to a severance arrangement under which Mr. Schmidt was paid $51,500 and permitted to exercise from September 13, 1998 through September 13, 2002, options to purchase an aggregate of 498,335 shares of Common Stock that were previously granted and vested through June 1, 1998. The Company also agreed to maintain medical coverage for Mr. Schmidt through December 31, 1998. Mr. Schmidt agreed that, prior to June 15, 1999, he would not be associated with a competitive company in the business of financial publishing or solicit the services of any employees or directors of the Company.

         The Company formerly employed Scot A. Rosenblum as Executive Vice President, Chief Financial Officer and Secretary without a written employment agreement. At the time his employment ceased, he was receiving an annual base salary of $200,000. Effective as of June 23, 1998, Mr. Rosenblum terminated his employment. In connection with such termination, in consideration for Mr. Rosenblum agreeing to certain restrictions on the sale of shares of Common Stock issuable upon exercise of any options he held, the Company agreed that the options to purchase 374,413 shares of Common Stock that were previously granted and vested through June 23, 1998, may be exercised by Mr. Rosenblum until the earlier of September 22, 2002, or ten years from the date of the original grant of the applicable option.

         The Company formerly employed Michael Kaplan as Vice President and General Counsel without a written employment agreement. At the time his employment ended, he was receiving an annual base salary of $170,000. Mr. Kaplan and the Company agreed to end Mr. Kaplan's employment as of May 15, 1998 pursuant to an agreement under which Mr. Kaplan was paid $120,000 and permitted to exercise from August 13, 1998 through August 13, 1999, options to purchase an aggregate of 50,000 shares of Common Stock that were previously granted and vested through May 9, 1998.

Option Grants

         The following table sets forth the stock options granted in the last fiscal year to the Company's executive officers identified in the Summary Compensation Table above, but excludes options granted in exchange for old options or amended pursuant to the November 1998 Repricing, which options are described in a subsequent table.

-------------------------------------------------------------------------------------------------------------------------
                                          OPTIONS GRANTED IN LAST FISCAL YEAR
--------------------------- --------------- ------------------- ----------------- --------------- -----------------------
                                                                                                     Potential Realizable
                                             Percent of Total                                        Value at Assumed
                              Number of      Options Granted                                         Annual Rates
                              Securities           to                                                of Stock Price
                              Underlying      Employees in                                           Appreciation for
                              Options          Fiscal Year      Exercise Price     Expiration        Option Term(2) ($)
Name of Executive            Granted (#)          (%) (1)       Per Share ($)         Date           5%            10%
--------------------------- --------------- ------------------- ----------------- --------------- -----------------------
Henry G. Clark                25,000(3)            3.1               4.50           06/15/08        70,751       179,296
                              50,000(4)            6.2               1.25           11/19/08        35,375       89,648
--------------------------- --------------- ------------------- ----------------- --------------- -----------------------

(1) Reflects percentage of total options granted to employees in 1998, net of options repriced pursuant to the November 1998 Repricing (a total of 1,479,801 options were exchanged for new options or amended pursuant to the November 1998 Repricing).

(2) The above information concerning five per cent and ten per cent assumed annual rates of compounded stock price appreciation is mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or to any other optionee that there will be appreciation of the stock price over the option term or that the optionee will realize any gains with respect to the options.

(3) These options became exercisable as to 6,250 shares of Common Stock on June 15 in each of 1999, 2000, 2001 and 2002. These options were included in the November 1998 Repricing and, accordingly, were exchanged for similar options with an exercise price of $1.25. Based upon the assumed rates of compounded stock price appreciation, these repriced options as of the repricing date would have a potential realizable value of $19,653 and $49,804, respectively.

(4) These options become exercisable as to 12,500 shares of Common Stock on November 19 in each of 1999, 2000, 2001 and 2002.

         The following table sets forth the fiscal year end option values of outstanding options at December 31, 1998 and the dollar value of unexercised, in-the-money options for the Company's executive officers identified in the Summary Compensation table above.

--------------------------------------------------------------------------------------------------------------------
                                     AGGREGATED FISCAL YEAR END OPTION VALUES
--------------------------- --------------------------------------------- ------------------------------------------
Name                        Number of Securities Underlying Unexercised   Dollar Value of Unexercised in-the-Money
                                    Options at Fiscal Year End:                 Options at Fiscal Year End(1)
                            ---------------------- ---------------------- -------------------- ---------------------
                               Exercisable (#)       Unexercisable (#)      Exercisable ($)     Unexercisable ($)
--------------------------- ---------------------- ---------------------- -------------------- ---------------------
Jonathan L. Steinberg                --                   680,000                  --             1,445,000
--------------------------- ---------------------- ---------------------- -------------------- ---------------------
Henry G. Clark                       --                   115,000                  --               244,375
--------------------------- ---------------------- ---------------------- -------------------- ---------------------
Robert H. Schmidt                  498,335                  --                      0                    --
--------------------------- ---------------------- ---------------------- -------------------- ---------------------

(1) These values are based on the difference between the closing sale price of the Common Stock on December 31, 1998 ($3.375) and the exercise prices of the options, multiplied by the number of shares of Common Stock subject to the options.

Option Repricings

         The following table sets forth information concerning the repricing or amendment of options held by the Company's executive officers identified in the Summary Compensation Table in 1998 and discussed elsewhere in this Proxy Statement. There has not been any other repricing of options granted by the Company since the Company completed its initial public offering in 1991.

--------------------------- ----------- ---------------- ------------------ --------------- ------------- ---------------
                                                                                                            Length of
                                                                                                             Original
                                          Number of                                                        Option Term
                                          Securities                            Exercise                   Remaining at
                                          Underlying     Market Price of     Price at Time                 at Date of
                                          Options        Stock at Time of    of Repricing    New          Repricing or
Name and Principal                        Repriced or      Repricing or      or Amendment    Exercise      Amendment
Position                       Date       Amended (#)      Amendment ($)         ($)         Price ($)      (Years)
--------------------------- ----------- ---------------- ------------------ --------------- ------------- ---------------
Jonathan L. Steinberg        11/19/98       250,000                  1.125       4.9375         1.25           5.4
  Chairman and Chief                        125,000                  1.125       6.25           1.25           5.4
  Executive Officer                         125,000                  1.125       7.50           1.25           5.4
                                             80,000                  1.125       5.75           1.25           6.6
                                            100,000                  1.125       7.50           1.25           8.0
--------------------------- ----------- ---------------- ------------------ --------------- ------------- ---------------
Henry G. Clark               11/19/98        10,000                  1.125       4.25           1.25           7.0
  Vice President-                            10,000                  1.125       6.375          1.25           7.3
  Finance and   Secretary                    10,000                  1.125       7.50           1.25           8.0
                                             10,000                  1.125       6.875          1.25           9.0
                                             25,000                  1.125       4.50           1.25           9.6
--------------------------- ----------- ---------------- ------------------ --------------- ------------- ---------------

Stock Option Plans

1991 Plan

         In 1991, the Company adopted the 1991 Plan covering 200,000 shares of the Company's Common Stock pursuant to which officers, directors and key employees of the Company are eligible to receive incentive or non-qualified stock options. The 1991 Plan, which expires in October 2001, is administered by the Stock Option Committee of the Board of Directors pursuant to the powers delegated to it by the Board of Directors. To the extent permitted under the express provisions of the 1991 Plan, the Stock Option Committee has authority to determine the selection of participants, allotment of shares, price, and other conditions of purchase of options and administration of the 1991 Plan in order to attract and retain persons instrumental to the success of the Company.

1993 Plan

         In 1993, the Company adopted the 1993 Plan covering 500,000 shares of the Company's Common Stock pursuant to which officers, directors, key employees and consultants of the Company are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards. The 1993 Plan will terminate at such time no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until February 16, 2003. The 1993 Plan is administered by the Stock Option Committee pursuant to the powers delegated to it by the Board of Directors. To the extent permitted under the provisions of the 1993 Plan, the Stock Option Committee has authority to determine the selection of participants, allotment of shares, price, and other conditions of purchase of awards and administration of the 1993 Plan in order to attract and retain persons instrumental to the success of the Company.

1996 Plan

         In 1996, the Company adopted the 1996 Plan covering 1,000,000 shares of the Company's Common Stock pursuant to which officers, directors, key employees and consultants of the Company are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards. The 1996 Plan will terminate at such time no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until March 18, 2006. The 1996 Plan is administered by the Stock Option Committee pursuant to the powers delegated to it by the Board of Directors. To the extent permitted under the provisions of the 1996 Plan, the Stock Option Committee has authority to determine the selection of participants, allotment of shares, price, and other conditions of purchase of awards and administration of the 1996 Plan in order to attract and retain persons instrumental to the success of the Company.

1996 Management Incentive Plan

         In 1996, the Company adopted the 1996 Management Incentive Plan ("Management Incentive Plan") covering 500,000 shares of the Company's Common Stock, pursuant to which executives of the Company or its subsidiaries are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock related options and other stock based awards. The Management Incentive Plan will terminate at such time no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until November 4, 2006. The Management Incentive Plan is administered by the Board of Directors. Pursuant to the Management Incentive Plan, the Board of Directors has authority to determine the selection of participants, allotment of shares, price and other conditions of purchase of awards and administration of the Management Incentive Plan.

          -------------------------------------------------------------

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the sections below entitled "Report of the Board of Directors and Stock Option Committee Concerning Compensation of Executive Officers," "Report of the Board of Directors and Stock Option Committee Concerning Repricing of Options" and "Stock Price Performance Graph" shall not be incorporated by reference into any such filings or into any future filings, and the sections below entitled "Report of the Board of Directors and Stock Option Committee Concerning Compensation of Executive Officers" and "Stock Price Performance Graph" shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

          -------------------------------------------------------------


                        REPORT ON EXECUTIVE COMPENSATION

Report of the Board of Directors and Stock Option Committee Concerning Compensation of Executive Officers

         The Board of Directors (the "Board") sets the base salary of the Company's executive officers and approves individual bonuses, if any, for executive officers. The Stock Option Committee of the Board (the "Committee") administers the Company's 1991 Plan, 1993 Plan and 1996 Plan. The Board administers the Management Incentive Plan. (The 1991 Plan, the 1993 Plan, the 1996 Plan and the Management Incentive Plan shall be referred to collectively as the "Plans.") The Company may grant, either pursuant to the Plans or outside of the Plans, various stock and stock-based awards, including stock options. To date, the Company has not granted stock or stock-based awards other than stock options. The following is a summary of policies of the Board and the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

         GENERAL COMPENSATION POLICY. The Board's and the Committee's policy is to offer competitive compensation opportunities for executive officers based upon their personal performance, the financial performance of the Company and their contribution to that performance. Each executive officer's compensation package is comprised of two primary elements: (i) base salary that reflects individual performance and is established so as to be competitive with salary levels in the industry and for companies of comparable size and (ii) stock-based awards, typically stock options, designed to provide a long-term incentive for the executive officers that is tied to improved long-term performance of the Company and stockholder value. In certain instances, the Company has also paid cash bonuses. In connection with the hiring of the Company's President in 1998, the Company agreed to pay her a bonus equal to her base salary in respect of the first fiscal year during the term of her written employment agreement for which the Company reports a pre-tax income of $1.00 or greater, after deduction of bonuses payable to employees (other than the Company's Chief Executive Officer, but including the President's bonus). In connection with the hiring of the Company's Vice President of Business and Legal Affairs and General Counsel in 1998, the Company paid him a $5,000 starting bonus designed primarily to cover relocation expenses. In addition, the Company has in the past, and may in the future, award cash bonuses to some or all of its executive officers, based upon their individual performance, the performance of the Company and their contribution to the Company's performance. Other than the bonuses described above in connection with the hiring of executive officers, the Company did not award or agree to award any cash bonuses to executive officers during the past fiscal year.

         FACTORS. Several factors considered in establishing the components of each executive officer's compensation package for the 1998 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The Board and Committee may in their discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.

     * Base Salary. The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions in similarly situated companies within the media industry, and internal comparability considerations. No specific weight is attached to these factors. The Board believes that the Company's most direct competitors for executive talent are not limited to the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index used in the section entitled "Stock Price Performance Graph" above.

     * Stock-Based Incentive Compensation. The Board and Committee approve periodic grants of stock options to each of the Company's executive officers and others, under the Plans and, in the case of the Board, outside of the Plans as well. These grants are designed to provide a strong incentive for executive officers and other employees to work for the long-term success of the Company and to increase the Company's ability to retain the services of its executive officers and employees. The vesting schedules of options granted (historically three to five years from the date of grant) encourage a long-term commitment to the Company by its executive officers and other optionees. Each grant generally allows the optionee to acquire shares of the Company's Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (historically, ten years from the grant date, or a shorter period if the optionee ceases to be employed by the Company), thus providing a return to the optionee only if the market price of the shares appreciates over the option term. The size of each option grant is set at a level that the Board or Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility and promotion over the option vesting period, and the individual's performance in recent periods. The Board and Committee periodically review the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon such factors and the past performance of the executive officer.

     * Cash Bonuses. Other than in connection with the hiring of the executive officers described above, the Company did not pay a cash bonus to any executive officer during the past year. The Company does not currently have a formal cash bonus program for executive officers, but the Board may consider the desirability of granting cash bonuses to executive officers from time to time. The Board would consider the following factors: the officer's personal performance, the Company's performance, the officer's contribution to the Company's performance, and whether a bonus would be useful in retaining the services of the officer in light of competing employment opportunities for the officer.

         CEO COMPENSATION. In setting the compensation payable during 1998 to the Company's Chief Executive Officer, Jonathan L. Steinberg, the Board used the same factors described above for the executive officers. Mr. Steinberg received the same salary in 1998 as he did in 1997, he did not receive a cash bonus, and except for his participation in the November 1999 Repricing discussed below, he was not issued any stock-based incentive compensation.

Submitted by the Board and the Committee:

Jonathan L. Steinberg (Chairman, Member of Stock Option Committee)
S. Christopher Meigher, III
Bruce L. Sokoloff (Member of Stock Option Committee)
Peter M. Ziemba


Report of the Board of Directors and Stock Option Committee Concerning Repricing of Options

         On November 19, 1998, the Board and Committee determined that it was in the best interests of the Company to offer to reprice the stock options held by current employees ("November 1998 Repricing"). This determination was made in view of the circumstances that, because of the substantial decline in the fair market value of the Company's Common Stock over the eight months leading up to the Board and Committee's determination, in most cases the stock options had exercise prices greater than (and in many cases, much greater than) the then-current fair market value of the Company's Common Stock. This condition had persisted for several months and in some cases, several years.

         Stock option grants are an important component of the compensation package the Company offers in order to attract and retain qualified employees. Moreover, the Board and Committee believe that stock options held by its employees and executive officers provide a strong incentive to work for the success of the Company and encourage a long-term commitment to the Company. The Board and Committee determined that the employee stock options outstanding on November 19, 1998 with exercise prices substantially above the then-current fair market value of the Company's Common Stock did not provide sufficient ability to motivate and retain the Company's employees and that the options had significantly lost their usefulness as a component of compensation. The Board and Committee determined that it was important for the Company to retain its employees and to re-establish the stock options as a significant source of motivation for employees and that it was in the best interests of the Company to offer to reduce the exercise price of outstanding options held by current employees, to the greater of (i) the closing price of the Company's Common Stock on November 19, 1998 (which was $1.125) and (ii) $1.25. The Board and Committee also determined that it was in the best interests of the Company to allow employees to exchange on a share-for-share basis their then-existing unexercised stock options on the following terms: (i) the new lower-priced options would have the same term as the original options, but none would be exercisable prior to May 19, 1999 (after which date the original exercise schedule would resume); and (ii) certain other terms of the new options would be different from the old (for example, the new options would have to be exercised, if at all, within a shorter period of time following an optionee's cessation of employment). The Board and Committee determined that it would lessen the value of the repricing program, to the detriment of the Company, were the Board to declare any current employee, including officers, to be ineligible to participate. The Company's Chief Executive Officer, Jonathan L. Steinberg, and Vice President-Finance, Henry G. Clark thus were allowed to and did participate in the November 1998 Repricing program. In the case of Mr. Steinberg, since the terms (other than exercise prices, which were never previously changed) of his existing options were negotiated, amended and restated in May 1997 together with the options held by other members of senior management (who were no longer employed by the Company on November 19, 1998, and therefore not eligible to participate in the November 1998 Repricing), he was offered the opportunity to amend his existing options, rather than exchange his existing options for new options, to reflect the reduced exercise price, provided that his existing options could not be exercised until May 19, 1999 except in certain instances resulting from a change in control of the Company and subsequent termination of his employment.

Submitted by the Board and the Committee:

Jonathan L. Steinberg (Chairman, Member of Stock Option Committee)
S. Christopher Meigher, III
Bruce L. Sokoloff (Member of Stock Option Committee)
Peter M. Ziemba

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         The Board does not have a standing compensation committee. The only member of the Board who is an officer of the Company is the Chairman, Jonathan
L. Steinberg. Peter M. Ziemba is a partner of Graubard Mollen & Miller, which firm is the Company's outside general counsel.

Stock Price Performance Graph

         The Stock Price Performance Graph below compares cumulative total return of the Company, the Russell 2000 Index and the Dow Jones Publishing Index. The graph plots the growth in value of an initial $100 investment over the indicated time periods, with dividends reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.

         COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                     AMONG INDIVIDUAL INVESTOR GROUP, INC.,
            THE RUSSELL 2000 INDEX AND THE DOW JONES PUBLISHING INDEX


                                                                      Cumulative Total Return
                                              ----------- ------------ ----------- ----------- ----------- -----------
                                               12/31/93    12/31/94     12/31/95    12/31/96    12/31/97    12/31/98
                                              ----------- ------------ ----------- ----------- ----------- -----------
INDIVIDUAL INVESTOR GROUP, INC.                  100          79          124         141         122          66
RUSSELL 2000 INDEX                               100          98          126         147         180         179
DOW JONES PUBLISHING INDEX                       100          96          118         137         201         214

Certain Transactions

         On June 26, 1998, the Company sold 1,259,842 shares of Common Stock at a price per share equal to $3.97 (the closing ask price of the Common Stock on the trading day immediately preceding the closing of the sale) to Wise Partners, L.P., a limited partnership of which Jonathan L. Steinberg, the Company's Chairman of the Board and Chief Executive Officer, is the general partner. Saul
P. Steinberg, Jonathan Steinberg's father and beneficial owner of more than 5% of the outstanding shares of Common Stock, is the limited partner of Wise Partners, L.P. The Company believes the terms of this sale were more favorable to the Company than it would have received in an arms-length transaction with an unaffiliated third party.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("ten-percent stockholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten-percent stockholders also are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to it, and written representations that no other reports were required, the Company believes that during the Company's fiscal year ended December 31, 1998, all its officers, directors and ten-percent stockholders complied with the Section 16(a) reporting requirements.

                      PROPOSAL 2: TO APPROVE THE AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION

         The Company is currently authorized by its Certificate of Incorporation to issue 18,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. As of the record date, [8,942,297] shares of Common Stock were outstanding and 10,000 shares of Preferred Stock were designated as Series A Preferred Stock and were outstanding In addition, the Company was obligated to reserve [4,485,882] shares of Common Stock for issuance under the 1991 Plan, 1993 Plan, 1996 Plan and Management Incentive Plan and upon exercise of other outstanding options and warrants and upon conversion of the outstanding Series A Preferred Stock. Based on the number of shares of Common Stock outstanding as of the record date, the need to reserve shares of Common Stock as set forth above and the current Certificate of Incorporation limit of 18,000,000 shares of Common Stock, the Board of Directors does not believe there is an adequate number of authorized shares of Common Stock under the Certificate of Incorporation for management to be able to meet current obligations of the Company and to plan for the future growth and development of the Company. Accordingly, the Board of Directors proposes to amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock by an additional 22,000,000 shares of Common Stock to 40,000,000 shares of Common Stock. The proposed amendment will not change the number of shares of Preferred Stock authorized for issuance under the Certificate of Incorporation

         The Board of Directors believes approval of the amendment to the Certificate of Incorporation is in the best interest of the Company and its stockholders. The authorization of additional shares of Common Stock will enable the Company to meet its obligations under the various employee benefit plans, employment arrangements and outstanding options and warrants and issue options, awards and warrants in the future. In addition, the proposed amendment will give the Board of Directors flexibility to authorize the issuance of shares of Common Stock in the future for financing the Company's business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits.

         Approval of the proposal will permit the Board of Directors to issue additional shares of Common Stock without further approval of the stockholders of the Company; and the Board of Directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements. Although the Company from time to time reviews various transactions that could result in the issuance of Common Stock or Preferred Stock and management of the Company currently is exploring the possibility of raising additional equity financing by issuing Common Stock or Preferred Stock, which may occur in the near future, the Board of Directors is not currently considering any proposals to issue additional shares of capital stock, except as may be required in connection with the exercise of existing outstanding options and warrants or upon conversion of the Series A Preferred Stock, or in connection with options and other stock based awards which may be issued under the Company's 1991 Plan, 1993 Plan, 1996 Plan or Management Incentive Plan or under any other plan or arrangement the Board of Directors may hereafter approve.

         The holders of Common Stock of the Company are entitled to one vote for each share held of record on all matters to be voted on by the stockholders of the Company. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of Common Stock of the Company voted in an election of directors can elect the directors of the Company. The holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. The Company never has paid dividends on its shares of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the shares of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

         If the proposal to amend the Certificate of Incorporation is approved, the fourth article of the Certificate of Incorporation will be amended to increase the number of shares of Common Stock the Company is authorized to issue to 40,000,000 promptly after the meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL
       OF THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION


                               CERTAIN LITIGATION

         In April 1999 a stockholder of the Company initiated an action in the Court of Chancery of the State of Delaware, New Castle County, captioned Michele
S. Criden v. Jonathan L. Steinberg, Bruce L. Sokoloff, Peter M. Ziemba and S. Christopher Meigher III (C.A. No. 17082). The Company is named as a nominal defendant in the action. Plaintiff alleges that the four individual defendants, who comprise the entire Board of Directors of the Company, took improper action
(i) on November 19, 1998, in determining to amend the terms of options previously granted to Jonathan Steinberg to reduce their exercise prices (which ranged from $4.9375 to $7.50) to $1.25 (11% higher than the last sale price on the trading date immediately preceding the date of such amendment), and (ii) on December 23, 1998, in determining to grant replacement options to each of Messrs. Sokoloff, Ziemba and Meigher, conditioned upon cancellation of their existing options, which replacement options had an exercise price of $2.00 per share (the last sale price of the Common Stock on the trading date immediately preceding the date of the new grant), which was less than the exercise price of options previously granted to them (which exercise prices ranged from $4.375 to $10.50). Plaintiff claims that such actions constituted corporate waste and a diversion of corporate assets for improper and unnecessary purposes and that the directors breached their fiduciary duties, including their duty of loyalty, to the Company and its stockholders. Plaintiff demands judgment (i) enjoining the four directors from exercising any options at the reduced exercise price, (ii) declaring a constructive trust of any proceeds resulting from the directors' exercise of such options, (iii) damages, on behalf of the Company, for losses and damages suffered and to be suffered in connection with the option repricings, including interest thereon, and (iv) awarding plaintiff the costs of this action, including reasonable attorney's fees. The Board of Directors believed at the time, and continues to believe, that the actions taken on November 19, 1998 and December 23, 1998, were proper.


                              INDEPENDENT AUDITORS

         The Company anticipates that it will select Deloitte & Touche LLP as its independent auditors for the year ending December 31, 1999, although no formal recommendation has been made to the Company's Board of Directors by its audit committee as of the date of this Proxy Statement. A representative of Deloitte & Touche LLP, the auditors of the Company for the year ended December 31, 1998, is expected to be present at the meeting with an opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions from stockholders.


                             SOLICITATION OF PROXIES

         The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Common Stock.


                    2000 ANNUAL MEETING STOCKHOLDER PROPOSALS

         In order for any stockholder proposal to be presented at the Annual Meeting of Stockholders to be held in 2000 or to be eligible for inclusion in the Company's Proxy Statement for such meeting, it must be received by the Company at its principal executive offices in New York, New York, by January ____, 2000.

                                 OTHER MATTERS

         The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                 By Order of the Board of Directors


                                 Henry G. Clark
                                 Secretary


New York, New York
May ____, 1999

                     INDIVIDUAL INVESTOR GROUP, INC. - PROXY
                       Solicited by the Board of Directors
                 for Annual Meeting to be held on June 22, 1999

                 The undersigned Stockholder(s) of INDIVIDUAL INVESTOR GROUP, INC., a Delaware corporation ("Company"), hereby appoints Jonathan L. Steinberg and Henry G. Clark, or either of them, with full power of
   P substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 22, 1999 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.
  R
        1. Election of the following Director:

           FOR the nominee listed below       WITHHOLD AUTHORITY to vote
  O                                    |_|    for the nominee listed below  |_|
                           S. Christopher Meigher III

  X     2. Proposal to amend the Certificate of Incorporation to increase the authorized Common Stock.

            FOR   |_|         AGAINST   |_|                ABSTAIN    |_|
  Y
        3. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

      |_|  I plan to attend the Annual Meeting.

                             Date __________________, 1999

                             __________________________________
                             Signature

                             ___________________________________
                             Signature if held jointly

                    Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.